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                                                                  EXHIBIT 10(EE)

                                                               1992 STOCK OPTION
                                                              AND INCENTIVE PLAN


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                              COLTEC INDUSTRIES INC
                      1992 STOCK OPTION AND INCENTIVE PLAN

1. Purpose. The purpose of the Plan is to provide an additional incentive to officers and other eligible key employees, upon whom responsibilities for the successful operation, administration and management of Coltec Industries Inc (the "Corporation") rest and whose present or potential contributions are important to the continued success of the Corporation, and to enable the Corporation to attract and retain in its employ highly qualified persons for the successful conduct of its business. It is intended that this purpose will be effected through the granting of Incentive Stock Rights, Stock Options, Stock Appreciation Rights, Restricted Stock and Dividend Equivalents, as provided herein, and the making of loans to accomplish the purposes of the Plan.

2.       Definitions. For purposes of this Plan:

         a) "Award" means an Incentive Stock Right, Stock Option, Stock Appreciation Right, Restricted Stock grant and/or Dividend Equivalent.

         b)       "Award Agreement" means an agreement granting an Award.

         c) "Board of Directors" means the Board of the Directors of the Corporation.

         d) "Change in Control" means the occurrence of an event described in Section 13(a) hereof.

         e)       "Code" means the Internal Revenue Code of 1986, as amended.

         f) "Committee" means the Stock Option and Compensation Committee appointed by the Board of Directors to administer the Plan.

         g) "Common Stock" means the Common Stock, par value $.01 per share, of the Corporation.

         h) "Corporation" means Coltec Industries Inc, a Pennsylvania corporation.

         i) "Dividend Equivalent" means the right to receive, on a current or deferred basis, and subject to such conditions as may be imposed by the Board of Directors, cash payments from the Corporation equal to the amount which would have been received had a person owned a specified number of shares of Common Stock.

         j) "Exercise Date" means the date upon which a Stock Option or Stock Appreciation Right is exercised.

         k) "Fair Market Value" means the fair market value of the Common Stock as determined by the Committee in its sole discretion; provided, however, that (A) if


Restated as of May 7, 1998                                                     1
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                  the Common Stock is admitted to trading on a national
                  securities exchange, Fair Market Value on any date shall be the last sale price reported for the Common Stock on such exchange on such date or on the last date preceding such date on which a sale was reported; (B) if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other comparable quotation system and has been designated as a National market System ("NMS") security, Fair Market Value on any date shall be the last sale price reported for the Common Stock on such system on such date or, if no sale occurred on such date, on the last day preceding such date on which a sale was reported, or (C) if the Common Stock is admitted to quotation on NASDAQ and has not been designated a NMS security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of Common Stock on such system on such date.

         l) "Incentive Stock Option" means an option to acquire stock within the meaning of Section 422 of the Code.

         m) "Incentive Stock Right" means the right to receive, without payment to the Corporation, shares of Common Stock, subject to the terms, conditions and restrictions described in Section 8 hereof.

         n) "Nonqualified Stock Option" means a Stock Option, which is not an Incentive Stock Option.

         o) "Public Offering" means the initial underwritten public offering of Common Stock.

         p) "Restricted Stock" means shares of Common Stock issued to a participant, without payment to the Corporation, subject to the terms, conditions and restrictions described in Section 10 hereof.

         q)       "Right" means a Stock Appreciation Right or an Incentive Stock
                  Right.

         r) "Stock Appreciation Right" means a right to receive, without payment to the Corporation, a number of shares of Common Stock and/or cash, determined pursuant to a formula based upon the difference between a price determined in accordance with
                  Section 9(b)(ii) and the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right.

         s) "Stock Option" means an Incentive Stock Option or Nonqualified Stock Option providing the holder thereof with the right to purchase Common Stock at a price to be determined in accordance with Section 9(a)(i) of the Plan.

         t) "Subsidiary" means any future or present corporation which would be a "subsidiary corporation" of the Corporation as the term is defined in Section 424 of the Code.


Restated as of May 7, 1998                                                     2
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3.       Duration of Plan. The Plan shall remain in effect until terminated by the Board of Directors and thereafter until all Incentive Stock Rights, Stock Options, Stock Appreciation Rights, Restricted Stock and Dividend Equivalents granted under the Plan are satisfied by the issuance of shares of Common Stock or the payment of cash or are terminated under the terms of the Plan or under the Award Agreements entered into in connection with the grant thereof.

4. Shares of Stock Subject to the Plan. The number of shares of Common Stock under the Plan that may be issued pursuant to Incentive Stock Rights, Stock Options (including any Stock Options granted pursuant to
         Section 12(b) hereof), Stock Appreciation Rights and Restricted Stock grants shall not exceed, in the aggregate, 12,160,000 shares of the Common Stock. Such shares may be in whole or in part as the Board of Directors shall from time to time determine authorized and unissued shares or issued shares, which may have been reacquired by the Corporation. In no event shall the number of shares of Restricted Stock issued hereunder after May 6, 1998 be in excess of forty percent (40%) of any increase in the number of shares authorized to be issued under the plan above 7,360,000 shares. Any share subject to an Incentive Stock Right, Stock Option, Stock Appreciation Right or Restricted Stock grant which for any reason is forfeited due to expiration, cancellation or termination while unexercised may again be available for purposes of the Plan if the forfeiting participant received no benefit of ownership (not including voting rights) from such shares. The number of Dividend Equivalents which may be granted under the Plan will be as determined by the Committee in its discretion.

5. Awards Under the Plan. Awards under the Plan may be of five types, namely, "Incentive Stock Rights", "Stock Options", "Stock Appreciation Rights", "Restricted Stock" and "Dividend Equivalents". Awards may be granted in conjunction with each other, at the same time or at different times, and may provide for the exercise of one to reduce proportionately or cancel the other.

6. Eligible Employees. Awards may be granted only to salaried employees who are officers or who are employed in an executive, administrative, operational, sales or professional capacity by the Corporation or its Subsidiaries. Awards may be granted to a director of the Corporation provided that the director is also an officer or salaried employee of the Corporation or Subsidiary. In determining the employees to whom Awards shall be granted and the number of such Awards to be granted, the Committee shall take into account the duties of the employees, their present and potential contributions to the success of the Corporation, their other compensation provided pursuant to any plan or as salary or otherwise and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan.

         Awards shall not be affected by any change of duties or positions so long as the holder continues to be an employee of the Corporation or of a Subsidiary. Nothing in the plan or in any Award or in any agreement with respect thereto entered into pursuant to the Plan shall confer upon any employee any right to continue in the


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         employ of the Corporation or of any of its Subsidiaries, or interfere in any way with the right of the Corporation or any such Subsidiary to terminate such employee's employment at any time.

7. Administration of the Plan. Within the limitations described herein, the Committee shall administer the Plan, select the employees to whom Awards will be granted, determine the number of Awards to be granted to each such employee and interpret, construe and implement the provisions of the Plan. The Committee shall consist of no fewer than two members of the Board of Directors who shall serve at the pleasure of the Board of Directors. The Committee shall have authority to adopt rules and regulations for administering the Plan. Decisions of the Committee shall be binding on the Corporation and on all employees eligible to participate in the Plan. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. All determinations of the Committee at a meeting shall be made by a majority of the members in attendance. Any decision or determination reduced to writing and signed by all the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully indemnified by the Corporation with respect to any such action, determination or interpretation. No employee may be granted Stock Options or Stock Appreciation Rights under the Plan in any thirty-six month period beginning on or after January 1, 1994 with respect to a number of shares of Common Stock which is in excess of twenty-five percent (25%) of the total number of shares of Common Stock authorized to be issued pursuant to the Plan immediately following the date of the annual meeting of shareholders in 1994.

8. Incentive Stock Rights. Incentive Stock Rights shall be evidenced by Incentive Stock Rights Agreements in such form and not inconsistent with the Plan as the Committee shall approve from time to time, which Award Agreements shall contain in substance the following terms and conditions:

         a)       Number of Shares, Incentive Period.

                  An Incentive Stock Rights Agreement shall specify the number of shares of Common Stock to which it pertains and shall specify that the holder is entitled to receive, without payment to the Corporation, such shares of Common Stock in consideration for services performed for the Corporation or for its benefit by the person receiving the Right upon the lapse of a specified period of time (the "Incentive Period") and upon compliance with any other terms contained in such Award Agreement.

         b) Termination of Employment, Leave of Absence. The Incentive Stock Rights Agreement shall contain such provisions concerning termination of employment (by reason of death, disability or otherwise) and leaves of absence as shall be


Restated as of May 7, 1998                                                     4
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                  determined by the Committee. Such provisions may include, but are not limited to, granting the right to receive all or a portion of the shares of Common Stock covered by the Incentive Stock Rights, partial or complete acceleration of the time periods in relation to which the right to receive shares is granted, the waiver of forfeiture provisions for leaves of absence and other periods when not employed by the Corporation and the receipt of shares by personal representatives, heirs or legatees.

         c) Issuance of Shares. Upon the lapse of an Incentive Period, the Corporation shall, without transfer or issue tax to the person entitled to receive the shares of Common Stock, deliver to such person a certificate or certificates for the number of shares as to which such Incentive Period has lapsed.

9.       Stock Options and Stock Appreciation Rights.

         a) Stock Options. Stock Options shall be evidenced by Stock Option Agreements in such form and not inconsistent with the Plan as the Committee shall approve from time to time, which Award Agreements shall contain in substance the following terms and conditions:

                  i. Price. The purchase price per share of Common Stock deliverable upon the exercise of a Stock Option shall be the Fair Market Value of such Common Stock on the date the Stock Option is granted, but in no event less than the par value of such Common Stock (the "Exercise Price").

                  ii. Number of Shares, Exercise Period. The Stock Option Agreement shall specify the number of shares of Common Stock to which it pertains. The number of shares subject to a Stock Option shall be reduced on a share-for-share basis to the extent that shares under such Stock Option are used to calculate the shares of Common Stock or cash to be received by exercise of a related Stock Appreciation Right, if any. At the time a Stock Option is granted, the Committee shall fix the terms and conditions upon which Stock Options can be exercised, including fixing the periods during which such Stock Option or any portion thereof may be exercised, which period shall not be more than 10 years nor less than one year (such period referred to as the "Exercise Period"). The Committee, in the Stock Option Agreement or otherwise, may allow partial exercise from time to time during the Exercise Period.

                  iii. Method of Exercise, Medium and Time of Payment. An Option shall be exercised by giving written notice of such exercise to the Corporation. The purchase price of shares of Common Stock purchased pursuant to a Stock Option Agreement shall be paid for at the time of purchase in full in cash or, in the discretion of the Committee, in whole shares of Common Stock with a Fair Market Value (as of the date immediately preceding the Exercise Date) at least equal to the purchase price (or in a combination of


Restated as of May 7, 1998                                                     5
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                           cash and whole shares of Common Stock). Such whole
                           shares of Common Stock may be previously owned shares or shares, which would otherwise have been received upon exercise of the Stock Option. In its discretion, the Committee may also provide for a cashless exercise procedure to exercise Stock Options (whereby cash would be transmitted to the Corporation by a broker or other entity). Upon receipt of payment, the Corporation shall, without transfer or issue tax to the optionee or other person entitled to exercise the Stock Option, deliver to such person a certificate or certificates for such shares.

                  iv. Termination of Employment, Leave of Absence. Each Stock Option Agreement shall contain such provisions concerning termination of employment (by reason of death, disability or otherwise) and leaves of absence as shall be determined by the Committee. Such provisions may include, but are not limited to, granting the right to make a partial exercise of a Stock Option, partial or complete acceleration of any time periods in relation to which the exercisability of a Stock Option is calculated, waiver of forfeiture provisions for leaves of absence and other periods when not employed by the Corporation and the extension of any Exercise Periods to cover such leaves of absence or periods when not employed by the Corporation and exercise by personal representatives, heirs or legatees.

                  v. Incentive Stock Options. No optionee shall be granted Incentive Stock Options hereunder that in the aggregate with all other Incentive Stock Options granted to such optionee (under all plans of the Corporation or any of its Subsidiaries) entitle the optionee to purchase in any year through the exercise of those such options which first became exercisable in such year (whether under their original terms or as a result of the occurrence of Change in Control), stock of the Corporation or any subsidiary of the Corporation having in the aggregate a Fair Market Value (determined in the case of each such option as of the time such option was granted) in excess of $100,000. The previous sentence shall not apply to the extent the United States Internal Revenue Service publicly issues a private ruling to the Corporation, any optionee of the Corporation, or any legatee, personal representative or distributee of an optionee or states in proposed, temporary or final regulations, provisions which allow that the exercise of an optionee's Incentive Stock Options upon the occurrence of a Change in Control do not violate
                           Section 422(d)(1) of the Code.

         b) Stock Appreciation Rights. The Committee, in its discretion, may grant Stock Appreciation Rights to an eligible employee whether or not such employee is also granted Stock Options under the Plan. Such Stock Appreciation Rights shall be evidenced by stock Appreciation Right Agreements in such form and not inconsistent with this Plan as the Committee shall approve from time to time, which Award Agreements shall contain in substance the following terms and conditions:


Restated as of May 7, 1998                                                     6
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                  i.       Exercise. A Stock Appreciation Right shall entitle a
                           holder thereof, to the extent he or she so designates from time to time, to receive without payment to the Corporation, a number of shares of Common Stock, cash, or a combination of cash and shares as elected by the Committee, as determined under subsection
                           (ii). Such shares and/or cash shall be issued or paid in consideration of services performed for the Corporation or for its benefit by the holder of such Stock Appreciation Right. A holder wishing to exercise a Stock Appreciation Right shall give written notice of such exercise to the Corporation. Upon receipt of such notice, the Corporation shall:
                           (a) without transfer or issue tax to such person, deliver to the person exercising the Stock Appreciation Right a certificate or certificates for shares of Common Stock and/or (b) pay cash.

                  ii. Number of Shares or Amount of Cash. The number of shares of Common Stock which shall be issued pursuant to the exercise of a Stock Appreciation Right shall be determined by dividing,

                           1) that portion, as elected by the holder of the Stock Appreciation Right, of the total number of shares in relation to which such Stock Appreciation Right was granted, multiplied by the amount (if any) by which the Fair Market Value of a share of Common Stock on the Exercise Date exceeds an amount equal to the Fair Market Value of a share of Common Stock on the date that such Stock Appreciation Right is granted, which may not be less than the par value of such Common Stock, determined by the Committee in connection with such grant, by

                           2) the Fair Market Value of a share of Common Stock on the Exercise Date.

                                    In lieu of issuing shares of Common Stock on the exercise of a Stock Appreciation Right, the Committee may elect to pay the cash equivalent of the Fair Market Value on the Exercise Date of any or all the shares, which would otherwise be issuable. No fractional shares shall be issued under this subsection (ii); instead, a cash adjustment equal to the same fraction of the fair market value per share of Common Stock on the Exercise Date shall be made.

                  iii. Additional Terms. At the time a Stock Appreciation Right is granted, the Committee shall set the terms and conditions upon which such Stock Appreciation Right may be exercised and the number of shares of Common Stock in relation to which such Stock Appreciation Right is granted and may provide that the Stock Appreciation Right is being granted in connection with a related Stock Option. Each Stock Appreciation Right Agreement shall contain such provisions concerning


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                           termination of employment (by reason of death,
                           disability or otherwise) and leaves of absence as shall be determined by the Committee. Such provisions may include, but are not limited to, granting the right to partially exercise a Stock Appreciation Right, partial or complete acceleration of any time periods in relation to which the exercisability of a Stock Appreciation Right is calculated, waiver of forfeiture provisions for leaves of absence and other periods when not employed by the Corporation and the extension of any period during which such Stock Appreciation Right or any portion thereof may be exercised to cover such leaves of absence or periods when not employed by the Corporation and exercise by personal representatives, heirs or legatees.

                  iv. Stock Appreciation Rights Granted in Connection with Stock Options. If the Committee has provided that a Stock Appreciation Right has been granted in connection with a Stock Option, the amounts determined by the Committee as the purchase price per share of Common Stock upon the exercise of a Stock Option under Section 9(a)(i) and the amount determined by the Committee under Section 9(b)(ii)(1) shall be the same, the exercise of a Stock Appreciation Right shall cancel the related Stock Option to the extent of the number of shares as to which such Stock Appreciation was exercised and the exercise of a Stock Option shall cancel the related Stock Appreciation Right to the extent of the number of shares as to which such Stock Option was exercised.

10. Restricted Stock. Restricted Stock shall be evidenced by Restricted Stock Agreements in such form and not inconsistent with the Plan as the Committee shall approve from time to time, which Award Agreements shall contain in substance the following terms and conditions:

                  i. Number of Shares, Restricted Period. A Restricted Stock Agreement shall specify the number of shares of Common Stock to which it pertains and shall specify that the holder is entitled to receive, without payment to the Corporation, such shares of Common Stock in consideration for services performed for the Corporation or for its benefit by the person receiving the right upon (x) the achievement of certain performance goals measuring performance over a period of time of at least one year subsequent to the date of such Restricted Stock Agreement, or (y) the lapse of a specified period of time, which period of time shall in no event be shorter than three years (the "Restricted Period") and upon compliance with any other terms contained in such Award Agreement.

                  ii. Termination of Employment, Leave of Absence. The Restricted Stock Agreement shall contain such provisions concerning termination of employment (by reason of death, disability or otherwise) and leaves of absence as shall be determined by the Committee. Such provisions may include, but are not limited to, granting the right to receive all or a portion


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                           of the shares of Common Stock covered by the
                           Restricted Stock Agreement, partial or complete acceleration of the time periods in relation to which the right to receive shares is granted, the waiver of forfeiture provisions for leaves of absence and other periods when not employed by the Corporation and the receipt of shares by personal representatives, heirs or legatees.

                  iii. Issuance of Shares. Upon the lapse of a Restricted Period, the Corporation shall, without transfer or issue tax to the person entitled to receive the shares of Common Stock, deliver to such person a certificate or certificates for the number of shares as to which such Restricted Period has lapsed.

                  iv. Dividends, Voting. The Restricted Stock Agreement shall contain such provisions concerning dividends and voting with respect to Restricted Stock as determined by the Committee.

11. Dividend Equivalents. The Committee, in its discretion, may grant to eligible employees Dividend Equivalents. Dividend Equivalents shall be evidenced by Dividend Equivalent Agreements in such form and not inconsistent with the Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

                  i. Number of Shares, Duration. A Dividend Equivalent Agreement shall specify the number of shares of Common Stock to which it relates and provide that the holder of a Dividend Equivalent shall be entitled to receive from the Corporation cash payments, either current or deferred and subject to such conditions as may be imposed, in the same amounts (or such lesser fraction of such amounts as may be specifically set forth therein) that the holder of record of such number of shares of Common Stock would be entitled to receive as cash dividends on such Common Stock unless otherwise limited in the Dividend Equivalent Agreement. The Dividend Equivalent Agreement shall state the expiration date for such Dividend Equivalents. The right to cash payment in respect of a Dividend Equivalent shall apply to all dividends the record date for which occurs at any time during the period commencing on the date the Dividend Equivalent is granted and ending on the date such Dividend Equivalent expires or is terminated, whichever occurs first.

                  ii. Dividend Equivalents Granted in Conjunction with Incentive Stock Rights, Stock Options or Stock Appreciation Rights. The Committee may, in its discretion, grant Dividend Equivalents in conjunction with the grant of Incentive Stock Rights, Stock Options or Stock Appreciation Rights. In such event, the Dividend Equivalent Agreements entered into shall provide that the holder thereof is entitled to receive from the Corporation cash payments either current or deferred in the same amounts (or such


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                           lesser fraction of such amounts as may be
                           specifically set forth in the Dividend Equivalent Agreement) that the holder of record of a number of shares of Common Stock equal to the number of shares covered by such Stock Option or Right would be entitled to receive as dividends on such Common Stock unless otherwise limited in the Dividend Equivalent Agreement. Such right to cash payment shall apply to, and such Dividend Equivalents shall remain outstanding in respect of all cash dividends, the record date for which occurs at any time during the period commencing on the date the related Stock Option or Right is granted and ending on the date that such Stock Option or Right is exercised, expires or terminates, whichever occurs first.

                  iii. Termination of Employment, Leaves of Absence. The Dividend Equivalent Agreement shall contain such provisions, concerning termination of employment (by reason of death, disability or otherwise) and leaves of absence as shall be determined by the Committee.

12.      Corporate Transactions.

         a) Change in Shares of Common Stock. If the outstanding shares of Common Stock of the Corporation are increased, decreased or exchanged for different securities through reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or similar capital adjustment, the number of shares of Common Stock available under the Plan shall be increased or decreased proportionately, as the case may be, and the number of shares deliverable upon the exercise thereafter, or in relation to which benefits are calculated, of any Stock Option or Stock Appreciation Right or upon distribution pursuant to Incentive Stock Rights or Restricted Stock theretofore granted shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price (where applicable) and the number of shares in relation to which the amount of cash distributable under Dividend Equivalents is calculated shall also be increased or decreased proportionately.

         b) Assumption of Stock Options. If the Corporation (or a direct or indirect Subsidiary) acquires another corporation or merges or engages in a similar transaction contemplated by Section 424 of the Code, the Corporation may assume stock options held by employees of the other corporation in accordance with such
                  Section 424. Upon any such assumption, the Corporation may grant Stock Options in a manner not inconsistent with the Plan, provided that no Stock Option so granted shall be granted to any person who is then a director or officer of the Corporation.

13.      Change in Control.

         a) Definition of Change in Control. For purposes of the Plan, a "Change in Control of the Corporation" shall be deemed to have occurred if:


Restated as of May 7, 1998                                                    10
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                  i.       any "person" (as defined in Sections 13(d) and 14(d)
                           of the Exchange Act), other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, acquires "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 35% of the combined voting power of the Company; or

                  ii. during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in subsections 13(a)(i), 13(a)(iii) or 13(a)(iv)) whose election by the Board of Directors or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                  iii. the shareholders of the Corporation approve a merger other than (i) a merger which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, at least 67% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or
                           (ii) a merger effected to implement a
                           recapitalization of the Corporation (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Corporation's then outstanding securities; or

                  iv. the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or a sale of substantially all of the Corporation's assets.

         b) Effect of Change in Control Upon Awards. Upon a Change in Control of the Corporation, the Committee, in order to protect the holders of Awards granted under this Plan, in its sole discretion may (i) accelerate any time periods relating to the exercise or realization of such Awards so that such Awards may be exercised or realized in full on or before a date fixed by the Committee, (ii) provide for the purchase of such Awards for an amount of cash equal to the amount which could have been attained upon the exercise or realization of such Awards had such Awards been currently exercisable (which in the event of a Change in Control set forth in Section 13(a)(i) shall be based upon the


Restated as of May 7, 1998                                                    11
                  amount of cash and the Fair Market Value of other consideration tendered for such outstanding shares), (iii) make such adjustment to the rights then outstanding as the Committee deems appropriate to reflect such transaction or change or (iv) cause the Awards then outstanding to be assumed, or new Awards substituted therefor, by the surviving corporation in such change. The Committee may, in its discretion, include such further provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Corporation.

14. Loans to Plan Participants. On such terms and conditions as shall be approved by the Committee, the Corporation or any Subsidiary may directly or indirectly lend money to any employee or other person to accomplish the purposes of this Plan, including to assist such person to acquire or carry shares of Common Stock acquired upon the exercise of Stock Options granted hereunder, and separately to lend money to any employee or other person to pay taxes with respect to any of the transactions contemplated by this Plan.

15. General Restriction. Each Award shall be subject to the requirement, that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares or other securities subject to such Award upon any securities exchange or under any state or Federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting thereof or the issue or purchase of shares or payments of any amounts thereunder, such Award may not be exercised in whole or in part and no amounts may be received thereunder or under such Dividend Equivalents unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

16. Rights as a Shareholder. The holder of an Award shall have no rights as a shareholder with respect to any shares covered thereof except as expressly contained or provided for in the Award Agreement or the Plan until the date of issuance of a stock certificate to him or her for any such shares issued pursuant to any Award. Except as otherwise expressly provided in the Plan or an Award Agreement, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

17. Non-Assignability of Awards. No Award shall be assignable or transferable by the recipient except by will or by the laws of descent and distribution. An Award shall be exercisable only by the recipient or his or her personal representatives, heirs or legatees. Notwithstanding the foregoing, the Committee in its discretion, after making suitable provision with the employee to provide for the payment of any required withholding upon the option's exercise, may authorize a recipient who is an employee of the Corporation or one of its Subsidiaries to transfer a Nonqualified Stock Option to any member of the employee's immediate family, to a trust established solely for the benefit of one or more members of the employee's immediate family or to a partnership of which the only individuals or entities who are


Restated as of May 7, 1998                                                    12
         or could be partners are members of the employee's immediate family and/or a trust established solely for the benefit of one or more members of the employee's immediate family (collectively, `Permitted Transferee'). For this purpose, `immediate family' shall mean the employee's spouse, children, present or former stepchildren, grandchildren, present or former stepgrandchildren, parents, present or former stepparents, grandparents, siblings (including half- brothers and sisters), in-laws and relationships arising due to legal adoption. The Committee's authorization to allow such a transfer must be evidenced by the written Stock Option Agreement pursuant to which the Nonqualified Stock Option is awarded, or by a written amendment thereto. In the event of a transfer, the Permitted Transferee may exercise the Nonqualified Stock Option generally in accordance with the terms of this Plan and the Stock Option Agreement, but may not subsequently assign or transfer the Nonqualified Stock Option except by will or by the laws of descent and distribution. The foregoing sentence shall not be interpreted to prohibit a Permitted Transferee that is either a trust or partnership from modifying or expanding its beneficiaries or partners, respectively, provided that such beneficiaries or partners also independently would be considered Permitted Transferees.

         No Option shall be exercisable and no transfer of the shares of Common Stock underlying such Option (the "Underlying Shares") may be made to any Permitted Transferee; and any attempt to exercise any Option or to transfer any Underlying Shares to any Permitted Transferee shall be void and of no effect, unless and until (i) a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), has been duly filed and declared effective pertaining to the Underlying Shares and the Underlying Shares have been duly qualified under applicable state securities or blue sky laws or (ii) the Board, in its sole discretion after securing the advice of counsel, determines, or the Permitted Transferee provides an opinion of counsel satisfactory to the Board, that such registration or qualification is not required as a result of the availability of an exemption from registration or qualification under such laws.

18. Withholding Taxes. Whenever under the Plan shares are to be issued in satisfaction of Awards, the Corporation shall have the right to require the employee (or if the employee is not then living, the employee's estate) to remit to the Corporation an amount sufficient to satisfy Federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Whenever under the Plan payments are to be made in cash, such payments shall include an amount sufficient to satisfy Federal, state and local withholding tax requirements.

19. Amendment of the Plan. The Board of Directors may at any time and from time to time terminate, modify, or amend the Plan in any respect, except that no termination, modification or amendment shall be effective without shareholder approval if such approval is required to comply with Rule 16b-3 under the Exchange Act or to comply with any other law, regulation or stock exchange rule. The termination or any modification or amendment of the Plan shall not, without the consent of an employee, affect his or her rights under an Award previously granted to him or her. With the


Restated as of May 7, 1998                                                    13
         consent of the employee affected, the Committee may amend outstanding Award Agreements in a manner not inconsistent with the Plan. The Committee may not, however, amend any outstanding Award Agreements to decrease the Exercise Price set forth in such Award Agreements.

20. Effectiveness of the Plan. The Plan shall become effective immediately prior to the consummation of the Public Offering, subject to approval by the shareholders of the Corporation.

21. Nonexclusively of the Plan. Neither the adoption of the Plan by the Board of Directors and the shareholders of the Corporation nor any provision of the Plan shall be construed as creating any limitations on the power of the Board of Directors to adopt such additional compensation arrangements as it may deem desirable and such arrangements may be either generally applicable or applicable only in specific cases nor shall the Plan be construed as restricting the Committee's ability to grant any rights under the Plan to any person by reason of such person holding or being granted rights or options or participating in any other plans, arrangements or agreements.

22. Additional Incentive Benefits. In addition to the Awards described in the Plan which may be granted by the Committee, the Board of Directors may, at its discretion, create and permit the Committee to grant such other incentive benefits ("Incentive Benefits") under the Plan as it believes are desirable (including, without limitation, stock bonus awards), provided that:

         i. any such Incentive Benefits shall be governed by the terms of the Plan as in effect on the date of grant of such Incentive Benefits, and for such purposes, notwithstanding the provisions of Section 19, the Board of Directors may amend the Plan to create and describe such Incentive Benefits and the governing terms thereof;

         ii. the creation of such Incentive Benefits may not, without shareholder approval (1) increase the total number of shares of Common Stock issuable under the Plan, or (2) materially modify the requirements as to eligibility for participation in the Plan; and

         iii. the Board of Directors shall not have the power to create and grant Incentive Benefits which would result in the grant of a prohibited tandem stock option or other prohibited tandem arrangement, with respect to any Incentive Stock Options granted under the Plan, as described in applicable regulations under Section 422 of the Code.


Restated as of May 7, 1998                                                    14